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                                  PROXY CARD

                         CENTURY COMMUNICATIONS CORP.

                               50 Locust Avenue
                         New Canaan, Connecticut 06840

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints SCOTT N. SCHNEIDER and ROBERT J. LARSON, and each of them, proxies of the undersigned, with full power of substitution, to vote all common stock of Century Communications Corp.,a New Jersey corporation (the "Company"), the undersigned is entitled to vote at the special meeting of stockholders of the Company to be held on Friday, October 1, 1999, or at any adjournment or adjournments thereof, with all the power the undersigned would possess if personally present, on the following matter:

                  (Continued and to be signed on other side)


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When OK to Print -- Remove ALL Red Items                       Please mark
                                                              your votes as
                                                               indicated in  [X]
----------------------------------------------------------     this example
            NO TEXT PRINTING IN THIS AREA
----------------------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


                                                           FOR  AGAINST  ABSTAIN

1. Proposal to approve the Agreement and Plan of Merger,   [ ]    [ ]      [ ]
   dated as of March 5, 1999, as amended, among Century, Adelphia Communications Corporation and a wholly owned subsidiary of Adelphia that provides for, among other things, a merger that will result in Century becoming a wholly owned subsidiary of Adelphia and each of Century's stockholders receiving, at their election, but subject to proration as described in the joint proxy statement/prospectus, cash, Adelphia Class A common stock or a combination of cash and Adelphia
   Class A common stock in exchange for their Century common stock.

In their discretion, the named proxies are authorized to vote in accordance with their own judgment upon such other matters as may properly come before the special meeting, or any adjournment or postponement thereof, which matters the board of directors did not know, a reasonable time before the mailing of the joint proxy statement/prospectus, were to be presented at the meeting, or are incident to the conduct of the meeting.

                                       The undersigned hereby acknowledges
------------------------------------   receipt of a copy of the notice of the
                                       special meeting of stockholders and the
                                       joint proxy statement/prospectus. The
                                       undersigned hereby revokes any proxy or
                                       proxies heretofore given.
      NO TEXT PRINT IN THIS
          ADDRESS AREA                 Please complete, date and sign exactly as
                                       your name appears hereon. In the case of
                                       joint owners, each owner should sign.
                                       When signing as administrator, attorney,
                                       corporate officer, executor, guardian,
------------------------------------   trustee, etc., please give your full
                                       title as such.



Signature of Shareholder                              Dated:              , 1999
                        -----------------------------       --------------


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                               VOTE BY TELEPHONE
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    Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

    It's fast, convenient, and your vote is immediately confirmed and posted.


                        Just follow these 4 easy steps:


    1.  Read the accompanying joint proxy statement/prospectus.

    2. Call 1-800-840-1208 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

    3.  Enter your Control Number located in the lower right of this form.

    4.  Follow the simple recorded instructions.

             When asked, you must confirm your vote by pressing 1.


                            YOUR VOTE IS IMPORTANT!

            DO NOT RETURN PROXY CARD IF YOU ARE VOTING BY TELEPHONE

                             THANK YOU FOR VOTING

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Call Toll-Free on a Touch-Tone Telephone 1-800-840-1208 ANYTIME.
There is NO CHARGE to you for this call.